EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated March 23, 2012, included in this Form 10-K, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-40552, 333-87270, 333-99877, 333-104861, 333-114619, 333-120434, 333-123553, 333-132741, 333-142618, 333-149615, 333-158114, 333-164065, 333-165612, 333-169058, 333-171695, 333-174908 and 333-177527.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 23, 2012
Minneapolis, Minnesota